Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-110372) of PPL Corporation of our report dated June 17, 2005 relating to the financial statements of the PPL Employee Stock Ownership Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
June 21, 2005